Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of WGL Holdings, Inc. and Washington Gas Light Company (collectively, “the Companies”) of our reports dated November 23, 2011, relating to the consolidated financial statements and financial statement schedule of WGL Holdings, Inc. and subsidiaries and the financial statements and financial statement schedule of Washington Gas Light Company and the effectiveness of WGL Holdings, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of WGL Holdings, Inc. and Washington Gas Light Company for the year ended September 30, 2011:

WGL Holdings, Inc.

Form S-3 No. 333-126620

Form S-8 No. 333-104571

Form S-8 No. 333-104572

Form S-8 No. 333-104573

Form S-8 No. 333-142983

From S-8 No. 333-171160

Washington Gas Light Company

Form S-3 No. 333-159243

DELOITTE & TOUCHE LLP

McLean, Virginia

November 23, 2011